The Commonwealth of Massachusetts

MICHAEL JOSEPH CONNOLLY
Secretary of State
ONE ASHBURTON PLACE, BOSTON, MASS. 02108

ARTICLES OF ORGANIZATION
(Under G.L. Ch. 156B)
Incorporators

Examiner

NAME	POST OFFICE ADDRESS
Include given name in full in case of natural persons; in case of a corporation, give state of incorporation	
Susan Winter	42nd Floor 345 Park Avenue New York, New York 10154

The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

Name Approved

1. The name by which the corporation shall be known is:

   UHS of Massachusetts, Inc.

2. The purpose for which the corporation is formed is as follows:

   To engage in the ownership, operation and management of hospitals, nursing homes and health care facilities, of all types.

   To engage generally in any business which may lawfully be carried on by a corporation under Chapter 156B of the General Laws of Massachusetts.

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Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

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4009692

3. The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

CLASS OF STOCK	WITHOUT PAR VALUE	WITH PAR VALUE		
	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT
Preferred	none	none		$
Common	1000	none		

*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

None

*5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

None

*6 Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders

None

*If there are no provisions state "None".

7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after the date of filing.)

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

a. The post office address of the initial principal office of the corporation of Massachusetts is:

One Presidential Blvd., Bala Cynwyd, PA 19004

b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

	NAME	POST OFFICE ADDRESS	RESIDENCE
President:	Alan B. Miller	One Presidential Blvd., Bala Cynwyd, PA 19004	45 Raynhem Road Marion Station, PA 191
Treasurer:	George H. Strong	One Presidential Blvd., Bala Cynwyd, PA 19004	946 Navesink River Rd. Locust NJ 07760
Clerk:	Sidney Miller	One Presidential Blvd., Bala Cynwyd, PA 19004	7 Latham Pkwy. Melrose Park, NJ 0776
Directors:			
	Alan B. Miller	One Presidential Blvd., Bala Cynwyd, PA 19004	45 Raynhem Road Marion Station, PA 19106
	Sidney Miller	One Presidential Blvd., Bala Cynwyd, PA 19004	7 Latham Pkwy. Melrose Park, NJ 07760
	George H. Strong	One Presidential Blvd., Bala Cynwyd, PA 19004	946 Navesink River Rd. Locust NJ 07760

c. The date initially adopted on which the corporation's fiscal year ends is:

December 31

d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:
May 1, if not a legal holiday, and if a legal holiday, then on the next secular day following

e. The name and business address of the resident agent, if any, of the corporation is: C T CORPORATION SYSTEM
2 Oliver Street, Boston, Massachusetts 02109

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this 28th day of January 1983

Susan Winter 345 Park Avenue, 42nd Floor, New York, New York 10154

Susan Winter 345 Park Ave, 42nd Floor, NY, NY 10154

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

:190247

RECEIVED

JAN 31 1983

SECRETARY OF STATE
CORPORATION DIVISION

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION

GENERAL LAWS, CHAPTER 156B, SECTION 12

I hereby certify that, upon an examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $150.00 having been paid, said articles are deemed to have been filed with me this 31st day of January 1983

Effective date

MICHAEL JOSEPH CONNOLLY
Secretary of State

PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT
TO BE FILLED IN BY CORPORATION

A TRUE COPY ATTEST
WILLIAM FRANCIS GALVIN
SECRETARY OF THE COMMONWEALTH
DATE 9/28/10 CLERK

TO:

....

.... System
.... Street
...., Ma. 02103

Telephone ....

FILING FEE: 1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $125. General Laws, Chapter 156B. Shares of stock with a par value less than one dollar, shall be deemed to have par value of one dollar per share.

Copy Mailed

CD 79-1644-10-79-182330

081
029 } $200.00
051

The Commonwealth of Massachusetts

MICHAEL JOSEPH CONNOLLY
Secretary of State
ONE ASHBURTON PLACE, BOSTON, MASS. 02108

Examiner

FEDERAL IDENTIFICATION NO. 04-2259946

FEDERAL IDENTIFICATION NO. Applied for

ARTICLES OF ~~CONSOLIDATION~~ MERGER*

PURSUANT TO GENERAL LAWS, CHAPTER 156B, SECTION 78

The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

~~CONSOLIDATION~~ MERGER* OF

The Arbour Hospital, Inc.
and
UHS of Massachusetts, Inc.

the constituent corporations

into

UHS of Massachusetts, Inc.

~~XXXXX~~ one of the constituent corporations*.

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1. An agreement of ~~consolidation~~ merger* has been duly adopted in compliance with the requirements of subsections (b) and (c) of General Laws, Chapter 156B, Section 78, and will be kept as provided by subsection (d) thereof. The ~~resulting~~ surviving* corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the ~~consolidation~~ merger* determined pursuant to the agreement referred to in paragraph , shall be
Immediately upon filing with the Secretary of State.

3. (For a merger)
** The following amendments to the articles of organization of the SURVIVING corporation have been affected pursuant to the agreement of merger referred to in paragraph 1

None

P.C.

*Delete the inapplicable words.
**If there are no provisions state "NONE"
NOTE: If the space provided under article 3 is insufficient, additions shall be set forth on separate 8½ x 11 inch sheets of paper, leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

(MASS. - 1645 - 10/10/80)

(For a consolidation)

(a) The purposes of the RESULTING corporation are as follows:

(b) The total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized is as follows:

CLASS OF STOCK	WITHOUT PAR VALUE	WITH PAR VALUE		
	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT
Preferred				$
Common				

**(c) If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established.

**(d) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, for restrictions upon the transfer of shares of stock of any class, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

*Delete the inapplicable words

**If there are no provisions state "NONE"

NOTE. If the space provided under article 3 is insufficient, additions shall be set forth on separate 8½ x 11 inch sheets of paper, leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

4. The following information shall not for any purpose be treated as a permanent part of the articles of organization of the XXXXXX surviving* corporation.

(a) The post office address of the initial principal office of the XXXXXXX surviving* corporation in Massachusetts is:

CT Corporation System, 2 Oliver Street, Boston, MA 02109

(b) The name, residence and post office address of each of the initial directors and President, Treasurer and Clerk of the XXXXXXX surviving* corporation is as follows:

	Name	Residence	Post Office Address
President	Alan B. Miller	45 Raynham Road Marion Station, PA. 19406	367 South Gulph Road King of Prussia, PA. 19406
Treasurer	George H. Strong	946 Navesink River Rd. Locust, N.J. 07760	" "
Clerk	Sidney Miller	7 Latham Parkway Melrose Park, PA 19126	" "
Directors	(same as officers)	"	" "

(c) The date initially adopted on which the fiscal year of the XXXXXXX surviving* corporation ends is: December 31

(d) The date initially fixed in the by-laws for the Annual Meeting of stockholders of the XXXXXXX surviving* corporation is:
May 1, if not a legal holiday, and if a legal holiday, then on the next secular day following.

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of XXXXXXXXXX merger* referred to in paragraph 1. has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.

President* XXXXXXXX

Clerk* XXXXXXXX

of THE ARBOUR HOSPITAL, INC.
(name of constituent corporation)

Vice President* XXXXXXXX

Asst. Clerk* XXXXXXXX

of UHS OF MASSACHUSETTS, INC.
(name of constituent corporation)

*Delete the inapplicable words.

(MASS. - 1645

36160

RECEIVED

AUG 1 1 1983

SECRETARY OF STATE
CORPORATION DIVISION

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ~~CONSOLIDATION~~/MERGER
(General Laws, Chapter 156B, Section 78)

I hereby approve the within articles of ~~consolidation~~/merger and, the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 11th day of August, 1983

Effective Date

MICHAEL JOSEPH CONNOLLY
Secretary of State

A TRUE COPY ATTEST
WILLIAM FRANCIS GALVIN
SECRETARY OF THE COMMONWEALTH
DATE 9/28/18 CLERK

TO BE FILLED IN BY CORPORATION
Photo Copy of Articles of Merger To Be Sent

TO:

Roy B. Simpson, Jr., Esq.
Reavis & McGrath,
345 Park Avenue, NY, NY 10154

Telephone 212-486-9500

Copy Mailed

(MASS. - 1645)

021

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL J. CONNOLLY, Secretary
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

Examiner

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

FEDERAL IDENTIFICATION NO. 23-2218962

We , Sidney Miller and Bruce R. Gilbert , ~~President~~/Vice President, and Clerk/~~Assistant Clerk~~ of

UHS of Massachusetts, Inc.
(EXACT Name of Corporation)

located at: 49 Robinwood Avenue, Boston, MA 02130
(MASSACHUSETTS Address of Corporation)

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED: 1

(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended hereby)

Name Approved

of the Articles of Organization were duly adopted at a meeting held on February 12 19 92, by vote of:

346 shares of Common Stock (type, class & series, (if any)) out of 346 shares outstanding,

___ shares of ___ (type, class & series, (if any)) out of ___ shares outstanding, and

___ shares of ___ (type, class & series, (if any)) out of ___ shares outstanding,

CROSS OUT INAPPLICABLE CLAUSE

being at least a majority of each type, class or series outstanding and entitled to vote thereon: [1]

~~being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:~~ [2]

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[1] For amendments adopted pursuant to Chapter 156B, Section 70.

[2] For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8½ x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

(MASS. - 1636 - 6/15/90)

To **CHANGE** the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

N/A

The total presently authorized is:

WITHOUT PAR VALUE STOCKS

TYPE	NUMBER OF SHARES
COMMON:	
PREFERRED:	

WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		
PREFERRED:		

CHANGE the total authorized to:

WITHOUT PAR VALUE STOCKS

TYPE	NUMBER OF SHARES
COMMON:	
PREFERRED:	

WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		
PREFERRED:		

RESOLVED, that Article First of the Corporation's Articles of Incorporation be amended to read as follows: "The name by which the Corporation shall be known is: The Arbour, Inc."

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. **EFFECTIVE DATE:** ____________________

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 20th day of December in the year 1993.

______________________________ ~~President~~/Vice President
SIDNEY MILLER

______________________________ Clerk/~~Assistant Clerk~~
BRUCE R. GILBERT

458670 261146

1994 MAR 15 AM 10:24

HE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

GENERAL LAWS, CHAPTER 156B, SECTION 72

I hereby approve the within articles of amendment and, the filing fee in the amount of $ 100.00 having been paid, said articles are deemed to have been filed with me this 15th day of MARCH, 19 94.

MICHAEL J. CONNOLLY
Secretary of State

A TRUE COPY ATTEST
WILLIAM FRANCIS GALVIN
SECRETARY OF THE COMMONWEALTH
DATE 9/28/11 CLERK

TO BE FILLED IN BY CORPORATION

PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT

TO:

Sherrie L. Hedrick, Senior Paralegal
Universal Health Services, Inc.

367 South Gulph Road

King of Prussia, PA 19406

Telephone: (215)768-3436